CONSULTING AGREEMENT


     AGREEMENT made this 13th day of August 1996 by and between EDMUND ABRAMSON, having an address at 1800 Northeast 114th Street, Miami, Florida 33181 (hereinafter referred to as "Consultant"), and IMSCO TECHNOLOGIES, INC., a Delaware corporation, with offices at 40 Bayfield Drive, North Andover, Massachusetts 01845 (hereinafter referred to as the "Company").

     WHEREAS, the Company desires to obtain the benefit of the services of Consultant as a business advisor and consultant; and

     WHEREAS, Consultant desires to render such services to the Company. NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described it is agreed between the parties as follows:

     1. The Company hereby engages and retains Consultant and Consultant hereby agrees to render services as a financial advisor and consultant to the Company, as hereinafter defined, for a three year period effective as of August 1, l996 and ending July 31, 1999 (the "Initial Period") provided, however, that if during the three year Initial Period, Consultant becomes Chairman of the Board of the Company, the term shall be extended to July 31, 2001. Additionally, the Board of Directors of the Company shall have the discretion to renew this Agreement for an additional year on mutually agreeable terms and conditions after the Initial Period.

     2. The services to be rendered by Consultant shall consist of advice and opinions to the Company concerning business and financial problems in connection with the operation and management of the Company, capital structuring and private and public equity and debt financing, shareholder relations (including assistance in the preparation of the Company's Annual Report), acquisitions, mergers, and other similar business combinations. Consultant shall render such services as are reasonably necessary to pursue the transactions contemplated herein, provided, however, that Consultant shall have sole discretion as to the form, manner and place in which said advice shall be given under this Agreement. At no time shall Consultant be under any obligation whatsoever to render written opinions or reports in connection with any advice he may give to the Company. An oral opinion by Consultant to the Company shall be considered sufficient compliance with the requirements of this paragraph. Consultant shall devote to the Company only such time as he may deem necessary, and when reasonably requested by the Company, and shall not be prevented or barred from rendering services of any nature whatsoever for or on behalf of persons, firms or corporations other than the Company, provided however that Consultant agrees not to such a third party engagement during the Initial Term with any company or entity that competes in the same line or lines of business as the Company or its subsidiaries. Consultant shall not be an employee of the Company but shall be an independent contractor to the extent permitted by applicable law.


     3. The Company shall pay Consultant for the availability of its services during the Initial Period of this Agreement the following:

     (a) $42,000 for services performed through the date hereof;

     (b) annually, commencing as of August 1, 1996, the sum of $200,000, payable monthly in arrears in equal installments; and

     (c) 100,000 shares of the Company's common stock, $.001 par value (the "Shares") and a common stock purchase option entitling the Consultant to purchase 100,000 shares of the Company's common stock for a price of $1.50 per share, exercisable for a period of five years (the "Stock Options"). The Company will use its best efforts to cause the Shares as well as the shares issuable upon exercise of the Stock Options to be registered with the Securities and Exchange Commission ("SEC") using Form S-8 promulgated by the SEC to the extent eligible thereunderor under any other registration statement the Company may file in the near future.

     (d) In the event that the Company attempts to terminate or in fact terminates Consultant's engagement hereunder prior to the end of the term for any reason, it shall be obligated to pay Consultant a lump sum final payment in full satisfaction of any further liabilities to Consultant the amount equal to twice Consultant's $200,000 annual compensation. Upon such payment by the Company, it shall have no further liabilities or obligations to the Consultant in any manner.

     4. In addition to the foregoing payments the Company shall also reimburse Consultant for any out-of-pocket disbursements and expenses that he may reasonably incur in connection with services rendered at the request of the Company, upon submission of substantiation therefor. Notwithstanding, Consultant shall not incur an expense for in excess of $2,000 without the prior consent of the Company. The Company shall provide Consultant with a 1996 model year automoble for Consultant's personal and business use during the term of this Agreement. Said automobile may be purchased or leased in the sole discretion of the Company and shall be an intermediate luxury car having a purchase price as determined appropriate by the Board of Directors of the Company. The Company shall pay the costs of liability and collision insurance for the car wherein Consultant is designated the primary driver. Additionally, at all times during the term of this Agreement or any extensions or renewals thereof, the Company agrees to provide at its sole cost and expense health (including medical and hospitalization) insurance coverage or a health maintenance organization program for Consultant and Consultant's dependents of a type at least as comprehensive as such coverage provided to senior executive officers of the Company.

     5 . There are no representations or warranties other than as contained herein. No waiver or modification hereof shall be valid unless executed in writing with the same formalities of this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or a different nature.

     6. The Company's obligations and liability hereunder are subject to the prior approval of the Company's Board of Directors. This Agreement shall be construed according to the laws of the State of New York and shall be binding upon the parties hereto, their successors and assigns.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the date and year first above written.


                                          CONSULTANT:

                                              /s/ Edmund Abramson
                                              -----------------------------
                                                 Edmund Abramson


                                          IMSCO TECHNOLOGIES, INC.

                                          By: /s/ Sol L. Berg
                                              ----------------------------
                                                 Sol L. Berg, President